UNITED STATES

             SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549


                          FORM 8-K


                       CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): September 10, 2001



                 BRINKER INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)



     Delaware                1-10275                  75-1914582
(State or other       (Commission File Number)      (I.R.S. Employer
 jurisdiction of                                     Identification No.)
 incorporation or
   organization)


  6820 LBJ Freeway, Dallas, Texas                                75240
 (Address of Principal Executive Offices)                      (Zip Code)


                        Registrant's telephone number,
                      including area code: (972) 980-9917


Item 5.   Other Events and Regulation FD Disclosure

     Pursuant to Rule 135c of the Securities Act of 1933, as amended, Brinker International, Inc. hereby files its Press Release, dated September 10, 2001, announcing its intent to offer approximately $225 million in senior convertible debentures (attached as Exhibit 99).

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

           99.  Brinker International, Inc. Press Release of
     September 10, 2001.


                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BRINKER INTERNATIONAL, INC.,
                              a Delaware corporation




                              By: /s/ Charles M. Sonsteby
                                   Charles M. Sonsteby,
                                   Executive Vice President
                                   and Chief Financial Officer

Date: October 22, 2001